UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

AULT GLOBAL HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11411 Southern Highlands Pkwy, Suite 240

Las Vegas, NV 89141

SUPPLEMENT TO PROXY STATEMENT

FOR

2021 ANNUAL MEETING OF STOCKHOLDERS

The following information is a supplement to the Ault Global Holdings, Inc. (the “Company”) definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 7, 2021 (the “Proxy Statement”) for the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held in a virtual meeting format only on Tuesday, July 6, 2021, at 9:00 AM Pacific Time. This corrects and supplements statements concerning Proposals 3, 4, 6 and 7 under the headings “Who is Entitled to Vote; Vote Required; Quorum” and “How will abstentions be treated?” on pages 2 and 6, respectively, of the Proxy Statement.

Pursuant to NYSE American requirements, abstentions will have the effect of a vote against Proposals 3, 4, 6 and 7, the proposals to approve: (i) the exercise of warrants to purchase up to an aggregate of 3,850,220 shares of the Company’s common stock, (ii) the Company’s 2021 Stock Incentive Plan, (iii) the 2020 equity issuances to directors and executive officers of the Company and (iv) 2021 equity issuances to directors and executive officers of the Company, each of which requires the affirmative vote of the majority of votes cast on such proposal.

Except as set forth in this supplement, all information set forth in the Proxy Statement remains unchanged. Please note that this supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.

Date: June 16, 2021